Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-68403, 333-101839, 333-68401, 333-38048, 333-137245, 333-120310, 333-132804 and 333-157282) of ZOLL Medical Corporation of our reports dated November 23, 2011, relating to the consolidated financial statements and financial statement schedule and the effectiveness of ZOLL Medical Corporation’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

November 23, 2011

Boston, Massachusetts